                                                                     EXHIBIT J-1

                    VERMONT YANKEE NUCLEAR POWER CORPORATION
                                 BALANCE SHEETS
                  AT SEPTEMBER 30, 2002* AND DECEMBER 31, 2001

                                                                 ASSETS
                                                                 ------

                                                      SEPTEMBER 30,   DECEMBER 31,
                                                          2002            2001
                                                      ------------    ------------
UTILITY PLANT
   Electric plant, at cost                                       0     430,019,533
    Less accumulated depreciation                                0     308,302,307
                                                      ------------    ------------
                                                                 0     121,717,226
    Construction work in progress                                0       5,034,282
                                                      ------------    ------------
      Net electric plant                                         0     126,751,508
                                                                      ------------
    Nuclear fuel, at cost:
      Assemblies in reactor                                      0      69,147,864
      Fuel in stock                                              0         648,728
      Fuel in process                                            0          59,280
      Spent fuel                                                 0     386,030,125
                                                      ------------    ------------
                                                                 0     455,885,997
    Less accumulated amortization of nuclear fuel                0     438,733,574
                                                      ------------    ------------
      Net nuclear fuel                                           0      17,152,423
                                                      ------------    ------------
         Net utility plant                                       0     143,903,931
                                                      ------------    ------------

LONG-TERM INVESTMENTS, at book value
    Decommissioning trust                                        0     268,809,593
    Spent fuel disposal trust                          117,226,387     114,968,015
                                                      ------------    ------------
         Total long-term investments                   117,226,387     383,777,608
                                                      ------------    ------------

CURRENT ASSETS
    Cash and cash equivalents                           51,183,832           4,001
    Accounts receivable from sponsors                   19,254,435      13,847,743
    Other receivables                                   11,629,889       2,021,774
    Materials and supplies, net of amortization                  0      16,420,817
    Prepaid expenses                                       218,097       3,049,722
                                                      ------------    ------------
         Total current assets                           82,286,253      35,344,057
                                                      ------------    ------------

DEFERRED CHARGES
    Deferred decommissioning costs                               0      60,061,243
    Accumulated deferred income taxes                    1,862,535      41,307,075
    Deferred DOE enrichment site decontamination
      and decommissioning fee                            6,446,268       7,408,867
    Deferred low-level waste facility expenses                   0      25,673,313
    Net unamortized loss on reacquired debt                      0       1,424,523
    Design basis documentation costs                             0      16,394,779
    Other deferred charges                               1,255,040       8,519,557
                                                      ------------    ------------
         Total deferred charges                          9,563,843     160,789,357
                                                      ------------    ------------

                                                       209,076,483     723,814,953
                                                      ============    ============

*Unaudited

                                      J-1-1

                    VERMONT YANKEE NUCLEAR POWER CORPORATION
                                 BALANCE SHEETS
                  AT SEPTEMBER 30, 2002* AND DECEMBER 31, 2001

                                                         CAPITALIZATION AND LIABILITIES
                                                         ------------------------------
                                                         SEPTEMBER 30,     DECEMBER 31,
                                                             2002              2001
                                                         ------------      ------------
CAPITALIZATION
COMMON STOCK, $100 par value
    Authorized 400,100 shares; issued 400,014
      shares of which 30,865 are held in Treasury          40,001,400        40,001,400
    Additional paid-in capital                             14,226,318        14,226,318
    Treasury Stock (30,865 shares at cost)                 (4,350,553)       (1,129,950)
    Retained earnings                                       7,372,024         1,077,848
                                                         ------------      ------------
      Total common stock equity                            57,249,189        54,175,616
                                                         ------------      ------------

LONG-TERM OBLIGATIONS
    First mortgage bonds, Series I 6.480%, 2009                     0        54,173,000
                                                         ------------      ------------

        Total capitalization                               57,249,189       108,348,616
                                                         ------------      ------------

SPENT FUEL DISPOSAL FEE AND ACCRUED INTEREST              121,659,835       120,067,956
                                                         ------------      ------------

CURRENT LIABILITIES
    Accounts payable                                        1,246,040         2,085,529
    Accrued expenses                                       20,684,218        10,728,247
    Accrued low-level waste expenses                                0         4,540,519
    Accrued interest                                          726,683         1,419,475
    Accrued taxes                                              55,783         1,629,201
    Current maturities of long-term debt                            0         5,418,000
    Secured credit agreement debt                                   0        27,539,685
    Other accrued liabilities                               1,418,161        10,721,039
    Dividends declared                                              0                 0
                                                         ------------      ------------
        Total current liabilities                          24,130,885        64,081,795
                                                         ------------      ------------

DEFERRED CREDITS AND OTHER LIABILITIES
    Accrued decommissioning costs                                   0       349,903,304
    Accumulated deferred income taxes                         261,864        34,022,554
    Net regulatory tax liability                               28,129         3,641,037
    Accumulated deferred investment tax credit                 39,918         2,868,988
    Accrued DOE enrichment site decontamination
      and decommissioning fee                               5,157,014         5,157,014
    Accrued low-level waste facility expenses                       0        23,069,460
    Accrued employee benefits                                 549,649        12,654,229
                                                         ------------      ------------
        Total deferred credits and other liabilities        6,036,574       431,316,586
                                                         ------------      ------------


                                                          209,076,483       723,814,953
                                                         ============      ============

*Unaudited

                                      J-1-2